Exhibit 21.1
SUBSIDIARIES OF THE COMPANY
SUBSIDIARIES:
Network Appliance Ltd. (U.K.)
NetApp SAS (France)
Network Appliance Srl. (Italy)
NetApp GmbH (Germany)
NetApp Japan KK
NetApp Korea, Ltd.
Network Appliance (Shanghai) Commercial Co., Ltd.
Network Appliance (Sales)Limited (Ireland)
NetApp GmbH (Switzerland)
NetApp B.V.
NetApp GesmbH (Austria)
NetApp Sales Ltd. (Spain)
NetApp Global Ltd. (Bermuda)
NetApp Denmark ApS
NetApp Australia Pty. Ltd.
NetApp Mexico S. de R.L. de C.V.
NetApp Singapore Private Ltd.
Network Appliance (Malaysia) Sdn Bhd
NetApp Systems (India) Private Ltd.
Network Appliance Argentina Srl
Network Appliance (Brasil) Ltd.
NetApp Canada Ltd.
NetApp BVBA (Belgium)
NetApp Israel Sales Ltd.
NetApp Israel R&D, Ltd.
NetApp Poland Sp. z.o.o.
NetApp U.S. Public Sector, Inc.
NetApp South Africa (Pty) Limited
Network Appliance Sweden AB
NetApp Finland Oy
NetApp Financial Solutions, Inc. (Delaware)
Spinnaker Networks, Inc. (Delaware)
Spinnaker Networks, LLC (Delaware)
NetApp Luxembourg S.a.r.l.
Alacritus, Inc. (Delaware)
Decru, Inc. (Delaware)
Decru BV (Netherlands)
NetApp Holding Ltd. (Cyprus)
NetApp Holding & Manufacturing BV NAHM (Netherlands)
NetApp Norway AS
NetApp Limited (Thailand)
NetApp Saudi Arabia LLFC
Decru Ltd. (U.K.)
Topio, Inc. (Delaware)
NetCache, Inc. (California)
Onaro, Inc. (Delaware)
Network Appliance (Hong Kong) Limited
Onaro Israel, Ltd.
NetApp Russia Limited
Onaro UK, Ltd.
NetApp Nigeria Limited